JARDINE FLEMING CHINA REGION FUND INC DEFC 14A
Filing Date: 4/27/00



 TYPE: DEFC14A
 SEQUENCE:  1


                          SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant  [     ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[   ] Preliminary Proxy Statement     [  ]  Confidential, For Use of the
                                            Commission Only (as
                                            permitted
                                            by Rule 14a-6(e)(2))

[ X ]     Definitive Proxy Statement

[   ]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12
                       JARDINE FLEMING CHINA REGION FUND, INC.
------------------------------------------------------------------------
                   (Name of Registrant as Specified in its Charter)
                             Ralph W. Bradshaw
------------------------------------------------------------------------

   (Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.

          (1) Title of each class of securities to which transaction applies: _____________________________________________

          (2) Aggregate number of securities to which transaction applies: _____________________________________________

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                 ______________________________________________________
          (4)    Proposed maximum aggregate value of transaction:
                 ______________________________________________________
          (5)    Total fee paid:_______________________________________
 [   ]     Fee paid previously with preliminary materials.



[   ]   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the
offsetting fee was paid previously.   Identify the previous filing by
registration statement number, or the form or schedule and the date of its filing.

       (1)   Amount previously paid:
             _______________________________________
       (2)   Form, Schedule or Registration Statement No.:
             _______________________________________
       (3)   Filing Party:
             _______________________________________
       (4)   Date Filed:
             _______________________________________


                        Ralph W. Bradshaw
         One West Pack Square, Suite 750, Asheville, NC  28801
               828-255-4833  Fax: 828-255-4834


Dear Fellow Stockholders:

As a stockholder in the Jardine Fleming China Region Fund, I am concerned with the Fund's performance and the persistent discount from Net Asset Value ("NAV")at which shares of the Fund have traded.

To help give stockholders a stronger voice on matters affecting the value of their investments in the Fund at the 2000 Meeting of Stockholders, I intend to nominate myself for election as director of the Fund. The meeting will be held on May 11, 2000.

I am committed to exploring and implementing measures intended to increase the market price of your shares. If elected, I would encourage the Board of Directors to consider and to implement a variety of actions designed to enhance stockholder value.

Some of these might include, but are not limited to:

 - Significant perpetual repurchases of shares in the market, which would have the effect of increasing NAV per share and the likely effect of reducing the discount;

 - Delivering NAV to those shareholders who want it as soon as is practical while minimizing the impact on those investors who may want to remain in a closed-end fund structure;

Even if I am elected, there can be no assurance that the full Board of Directors will take any actions that I may advocate or that such actions, if taken, will achieve the intended goals.

My perspective is independent from that of directors affiliated with or nominated by the existing management. If elected, I will bring a range of experience gained as an active director on several closed-end fund boards. I believe that the benefits of cost control, investment focus, and responsiveness to shareholder concerns that are being undertaken in these other funds will also be beneficial to the shareholders of the Jardine Fleming China Region Fund.

I believe that neither the manager of the Fund nor the Fund's Board of Directors have taken effective steps to address the discount problem. My election would be an effective way to assure that stockholder interests are given primary consideration.

The shareholders have collectively invested about $146 million in the Fund's initial offering in 1992 and subsequent rights offering in 1994. As of December 31, 1999, these shareholders had received about $27 million in distributions on an investment with a market value that had fallen to only $77 million. On 12/31/99, when the market price of the shares was $8.44, the net asset value of the shares was $11.78, representing a discount of $3.34 per share or a +39.6% immediate gain to the shareholders if the discount were eliminated. In my opinion, the leadership of our Fund needs to hear an independent voice for improvement.

By almost any objective standard, this has been a poor performer for shareholders but, between advisory fees, underwriting fees, and sales loads, it has been a great performer for the Fund's service providers. Effective methods of delivering net asset value to shareholders and enhancing the market value of the shares are likely to reduce the size of the fund and the corresponding management fees. Shareholders need to evaluate their own interests and decide if those interests could be better served by more independence on the Board.

There should be no illusion that the voice of a single director on a board is enough to force improvement. However, the election of an independent representative serves as a catalyst for change by sending an unmistakable message that the status quo is unacceptable to the owners of the Fund.

I do not intend to spend a lot of money on expensive lawyers, multiple mailings, and proxy solicitors who will call you on the telephone and try to influence your vote. Indeed, the Fund has committed to spend our money to do exactly that. Please send a message to our Fund's management by voting on and returning the green proxy card.


Please read the attached Proxy Statement carefully. It contains additional information about issues that will be raised at the Fund's annual meeting.


To enable us to vote your shares on these issues, PLEASE MARK, SIGN, DATE
AND RETURN THE ENCLOSED [GREEN] PROXY CARD IN THE POSTAGE PAID ENVELOPE THAT HAS BEEN PROVIDED. You may vote on all proposals contained in the Fund's [WHITE] proxy card by using the enclosed [GREEN] proxy card. Instructions for executing the [GREEN] proxy card follow below.

If you have already returned the [WHITE] proxy card sent to you by the Fund, you may revoke that proxy and vote for our nominee and the other proposal by marking, signing, dating and mailing a later dated [GREEN] proxy card.

AFTER SUBMITTING A [GREEN] PROXY CARD, PLEASE DO NOT RETURN A [WHITE] PROXY CARD (EVEN IF YOU ARE VOTING AGAINST THE NOMINEES NAMED IN THE FUND'S PROXY STATEMENT). DOING SO WILL REVOKE YOUR [GREEN] PROXY CARD.

If you have any questions, please call me at (828) 255-4833

Sincerely yours,



Ralph W. Bradshaw



TO SUPPORT THESE EFFORTS TO ENHANCE STOCKHOLDER VALUE, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED [GREEN] PROXY CARD USING THE ENCLOSED POSTAGE PAID ENVELOPE.


VOTING INFORMATION

The Fund's proxy materials also include proposals relating to the election of Directors, the ratification of the selection of the Fund's independent Auditors, and a change in the Fund's fundamental policies to allow additional borrowing. You may vote on all of the matters contained in the Fund's proxy statement by completing and returning the enclosed [GREEN] proxy card.

The Soliciting Shareholder is not making any recommendation as to how you should vote on ratification of the selection of the Fund's independent auditors or on changing the fundamental policies to allow additional borrowing by the Fund.

A [GREEN] proxy card which is returned to the Soliciting Shareholder or its agent will be voted as you indicate on the card. If a [GREEN] proxy card is returned without indicating how to vote on a matter, your shares will be voted FOR the election of Ralph W. Bradshaw as a Director, and will ABSTAIN on the proposals to ratify the selection of the Fund's independent auditors and to change the fundamental policies to allow additional borrowing by the Fund. All other stockholder proposals contained in this proxy or introduced at the meeting for which you have not indicated your preference will be voted at the time of the meeting by the Soliciting Shareholder in accordance with the best interests of the stockholders in the sole judgement and opinion of the Soliciting Shareholder.

If you have already returned the [WHITE] proxy card that was sent to you by the Fund, you may revoke that proxy and vote for the Soliciting Shareholder's nominee by marking, signing, dating and mailing a later dated [GREEN] proxy card.

Completing and returning a [WHITE] proxy card, even to vote against the nominees named in the Fund's proxy statement, after you return the enclosed [GREEN] proxy card will revoke the proxy given in the [GREEN] card.

Therefore, DO NOT return a [WHITE] proxy card after returning the [GREEN] card, unless you wish to completely cancel ALL of your choices on the [GREEN] proxy card.


                         PROXY STATEMENT IN OPPOSITION
                TO SOLICITATION BY THE BOARD OF DIRECTORS OF THE
                       JARDINE FLEMING CHINA REGION FUND, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                         To be held on May 11, 2000

This proxy statement and the enclosed [GREEN] proxy card are being furnished to holders of record on February 28, 2000 (the "Record Date") of shares of common stock ("Common Stock")of the Jardine Fleming China Region Fund, Inc.
(the "Fund") by Ralph W. Bradshaw(the "Soliciting Shareholder"), in connection with the solicitation of proxies by the Soliciting Shareholder for use at the 2000 Annual Meeting of the Fund to be held at One Liberty Plaza, 39th Floor Conference Center, New York, New York 10006, on Thursday, May 11, 2000, at 10:00 a.m. New York time. The Soliciting Shareholder is soliciting a proxy to vote your shares at the 2000 Annual Meeting of Stockholders of the Fund and at any and all adjournments or postponements of the meeting.

INTRODUCTION

This proxy statement and the enclosed [GREEN] proxy card are first being sent to stockholders of the Fund on or about April 17, 2000 for the following purposes:

(1) to elect a director of the Fund, to hold office for the term indicated and until his successor shall have been elected and qualified;

(2) to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers, LLP as independent accountants of the Fund for the fiscal year 2000;

(3) to consider and act upon a proposal to approve a change in the Fund's fundamental policies to permit the Company to borrow an additional amount of money not to exceed in aggregate 10% (calculated at the lower of cost or current market value) of the Company's total assets (not including the amount borrowed); and

(4) to consider and act upon such other business as may properly come before the Meeting or any adjournments thereof.


With respect to these matters, the Soliciting Shareholder is soliciting a proxy to vote your shares:

 - IN FAVOR of the election of the individual whom the Soliciting Shareholder intends to nominate for election as director of the Fund;

and the Soliciting Shareholder is making no recommendation on how shares should be voted on Item 2 the ratification of the selection of the Fund's independent auditors or Item 3 the consideration of a proposal to permit the Fund to borrow additional money and will ABSTAIN if no preference is indicated.

How Proxies Will Be Voted

All of the proposals scheduled by the Fund to be voted on at the meeting are included in the enclosed [GREEN] proxy card. If you wish to vote IN FAVOR of this nominee, and FOR any of the other proposals, you may do so by completing and returning a [GREEN] proxy card.

If you return a [GREEN] proxy card to the Soliciting Shareholder or its agent, your shares will be voted on each matter as you indicate. If you do not indicate how your shares are to be voted on a matter, they will be voted FOR the election of this nominee. If you do not indicate how to vote on the ratification of the selection of the Fund's independent auditors or on the proposal to change the fundamental policies to allow additional borrowing by the Fund, your shares will be voted TO ABSTAIN on that matter. All other proposals introduced at the meeting will be voted at the time of the meeting by the Soliciting Shareholder in accordance with the best interests of the stockholders, in the sole judgement and opinion of the Soliciting Shareholder. If you return a [GREEN] proxy card, you will be granting the persons named as proxies discretionary authority to vote on any other matters of which they are not now aware that may come before the meeting. These may include, among other things, matters relating to the conduct of the meeting and proposals of other stockholders.


Voting Requirements

Only stockholders of record on the Record Date are entitled to vote at the meeting. According to the Fund's proxy statement, there were 9,101,372 shares of Common Stock, par value $0.01 per share, outstanding and entitled to vote on the Record Date. Holders of record on the Record Date will be entitled to cast one vote on each matter for each share of Common Stock held. Directors of the Fund are elected by a plurality of the votes cast.

Ratification of the selection of the Fund's independent auditors requires the affirmative vote of a simple majority of shares present and voting at the Meeting.

Approval of the proposed amendment to the fundamental policy requires the affirmative vote of the holders of a majority of the Fund's outstanding voting shares. If the proposed amendment is approved, the change in the Fund's fundamental policies will become effective on or about May 11, 2000.


In tallying stockholder votes, abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter) will be counted for purposes of determining whether a quorum is present for purposes of convening the meeting, but neither abstentions nor broker non-votes will be considered votes cast for any purposes at the Meeting. Therefore, abstentions will have no effect on Proposal 1 and 2. The three nominees receiving the largest number of votes will be elected to serve as directors of the Fund. Since Proposal 3 requires affirmative vote of the holders of a majority of the Fund's outstanding voting shares, an abstention would have the same effect as a vote against the proposal.


If a quorum is not present at the meeting, or if a quorum is present but sufficient votes to approve any of the stockholder proposals are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. The proxies may also propose an adjournment for other reasons. Any adjournment will require the affirmative vote of a majority of those shares present at the meeting in person or by proxy. If an adjournment of the meeting is proposed, the person named as proxy on the [GREEN] proxy card will vote for or against such adjournment in his discretion.



Revocation of Proxies

You may revoke any proxy you give to management or the Soliciting Shareholder at any time prior to its exercise in the following ways:

Deliver a written revocation of your proxy to the Secretary of the Fund;

Execute and deliver a later dated proxy to the Soliciting Shareholder or to the Fund or our respective agents; or

Vote in person at the meeting. (Attendance at the meeting will not in and of itself revoke a proxy.)

There is no limit on the number of times you may revoke your proxy prior to the meeting. Only the latest dated, properly signed proxy card will be counted.

INFORMATION CONCERNING THE SOLICITING SHAREHOLDER


The address of the Soliciting Shareholder is One West Pack Square, Suite 750, Asheville, NC 28801.

As of the Record Date, the Soliciting Shareholder has the beneficial ownership of 501 shares of Common Stock of the Fund.

Exhibit 1 to this proxy statement contains a schedule showing the purchases and sales of Common Stock of the Fund by the Soliciting Shareholder within the past two years.

The Soliciting Shareholder has made the decision to seek Board representation after an extended period of unsatisfactory shareholder results. Moreover, he believes that effective measures have not been taken by the investment manager nor has there been effective direction by the current Board to deal with the persistent discount to NAV at which the Fund's shares trade on the open market.

There are no contracts, arrangements, or understandings of any kind between the Soliciting Shareholder and any other person with respect to how shares of the Fund owned by that person might be voted.

REASONS FOR THE SOLICITATION

In my view, management has not taken meaningful steps to enhance stockholder value. For this reason, the purpose of this proxy is to solicit your vote to elect Ralph W. Bradshaw to the Board of Directors.

The election of Mr. Bradshaw as director will provide stockholders with an independent voice on important matters affecting the Fund. His election will give the Board a new perspective and will help assure that measures intended to benefit stockholders are more actively considered. These measures may include but are not limited to:

 - Delivering an option to shareholders to receive full net asset value for their shares;

 - Enhancing both net asset value and market value of the Fund's shares through aggressive, perpetual buybacks of shares in the market;

 - Greater stockholder guidance to the Board, enhancing its ability to act in the best interests of stockholders.

If you share these goals, I urge you to vote, using the enclosed [GREEN] proxy card.



CERTAIN CONSIDERATIONS

In deciding whether to give the Soliciting Shareholder your proxy, you should consider the following information.

Even if its nominee is elected, there can be no assurance that the full Board of Directors will take any actions that he may advocate or that such actions, if taken, will achieve their intended goals. This nominee will, if elected, represent only one of the Fund's seven directors, absent the resignation of any Class II or Class III directors.

Implementation of certain Board actions may require stockholder approval, and no assurance can be given that such approval will be obtained. In addition, various costs, which would be borne indirectly by stockholders, may be associated with certain actions, including but not limited to those associated with holding a special meeting of stockholders.

The Soliciting Shareholder believes that all stockholders of the Fund will benefit if any actions taken to improve stockholder value or to reduce or eliminate the discount from NAV are successful.


ELECTION OF DIRECTORS

There are seven members in the current Board of Directors.

At the meeting, stockholders will have the opportunity to elect three persons as directors of the Fund to serve as Class I directors for a three-year term and until their successors shall have been elected and qualified.

The Soliciting Shareholder intends to nominate Ralph W. Bradshaw for election as Class I director of the Fund. Information about the nominee is as follows:



Name, Business Address       Age       Principal Business Occupations


Ralph W. Bradshaw             49
One West Pack Square
Suite 750
Asheville, NC  28801                  Mr. Bradshaw has served as a Consultant
                                      to Deep Discount Advisors, Inc. and Ron
                                      Olin Investment Management Company, who
                                      are registered investment advisors
                                      specializing in closed-end fund
                                      investments, for over five years.
                                      In previous years, he has held
                                      various managerial positions.
                                      Mr. Bradshaw currently serves as a
                                      Director on the Boards of The Clemente
                                      Strategic Value Fund, The Austria Fund,
                                      The Central European Value Fund, and
                                      The Portugal Fund, all NYSE-listed
                                      closed-end funds.

Number of Shares Owned Directly or
Indirectly As of February 28, 2000    501




The directors and officers of the Fund who are officers or employees of the Investment Adviser receive no remuneration from the Fund. The directors of the Fund do not receive any pensions or retirement benefits from the Fund or the Investment Adviser. The compensation from the Fund is comprised solely of directors' and attendance fees. The fees are paid on the basis of an annual fee of $10,000 plus $500 per meeting attended. In addition, a premium of $2,000 per annum is payable to the Chairman effective May 12, 1999.

Other than fees that may be payable by the Fund to its directors, the nominee named above has no arrangement or understanding with any person with respect to any future employment by the Fund or by any affiliate of the Fund.

The person named as proxy in the enclosed [GREEN] proxy card intend, in the absence of contrary instructions, to vote all proxies they are entitled to vote IN FAVOR of the election of the nominee named above. The nominee has consented to stand for election and to serve if elected. If he is unable to serve, an event not now anticipated, the proxies will be voted for such other person, if any, as is designated by the person named as proxy.

Information regarding the persons now serving as directors and officers of the Fund, and additional information regarding the Fund, is contained in the Fund's proxy statement.








PRINCIPAL HOLDERS OF VOTING SECURITIES

The Soliciting Shareholder knows of no other person who owned of record or beneficially more than 5% of the outstanding Common Stock that is not disclosed in the Fund's proxy statement.

According to the Fund's proxy statement, the directors and officers of the Fund, as a group owned less than 1% of the outstanding shares of the Fund.

THE SOLICITATION

Ralph W. Bradshaw, the Soliciting Shareholder, is making this solicitation.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed [GREEN] proxy card to the beneficial owners of shares of Common Stock for whom they hold shares of record. The Soliciting Shareholder will reimburse these organizations for their reasonable out-of-pocket expenses.

The Soliciting Shareholder will bear all of the fees and expenses related to this proxy solicitation.

The Soliciting Shareholder is not and, within the past year, has not been a party to any contract, arrangement or understanding with any person with respect to any securities of the Fund. In addition, there is no arrangement or understanding involving the Soliciting Shareholder which relates to future employment by the Fund or any future transaction with the Fund.

If you have any questions concerning this proxy solicitation or the procedures to be followed to execute and deliver a proxy, please contact the Soliciting Shareholder at 828-255-4833.


ADDITIONAL PROPOSALS

The Soliciting Shareholder knows of no business that will be presented for consideration at the meeting other than that set forth in this proxy statement and in the Fund's proxy statement. If any other matters are properly presented for consideration at the meeting, it is the intention of the person named as proxy on the enclosed [GREEN] proxy card to vote in accordance with his own best judgment on such matters.

The date by which a stockholder must submit a proposal to be presented at the 2001 Annual Meeting of Stockholders is set forth in the Fund's proxy statement.

Dated: April 17, 2000


EXHIBIT 1   Purchases and Sales of Jardine Fleming China Region Fund Shares


SECURITIES OF THE FUND PURCHASED OR SOLD
WITHIN THE PAST TWO YEARS BY THE SOLICITING SHAREHOLDER


1/27/99      500  purchased
2/23/00        1  purchased








                              PROXY CARD

                    PROXY SOLICITED IN OPPOSITION
              TO THE BOARD OF DIRECTORS OF THE
       JARDINE FLEMING CHINA REGION FUND, INC.
                        BY RALPH W. BRADSHAW

         ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 11, 2000


The undersigned hereby appoints Thomas Westle, Lawrence Vincent, and
Ralph Bradshaw, and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Stockholders of The Jardine Fleming China Region Fund, Inc. (the "Fund") and to vote all shares of Common Stock of the Fund which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 11, 2000, at 10:00 a.m., at One Liberty Plaza, 39th Floor Conference Center, New York, New York 10006, and at any and all adjournments thereof with respect to the matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated April 17, 2000, receipt of which is hereby acknowledged, and any other matters arising before such Annual Meeting or any adjournment thereof.

Properly executed proxies will be voted (or the vote on such matters will be withheld on specific matters) in accordance with instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted FOR the election of the nominee as director, ABSTAIN on proposals 2 and 3, and in the best discretion of the proxyholder as to any other matters. Please refer to the Proxy Statement for a discussion of the proposals.


(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [    ].)

1.  ELECTION OF DIRECTORS.
    Class One Director (term expires in 2003)


      RALPH W. BRADSHAW



FOR THE NOMINEE  [   ]      WITHHOLD  [   ]


THE SOLICITING SHAREHOLDER URGES YOU TO VOTE "FOR" THE ELECTION OF THIS NOMINEE


2. To ratify the selection by the Board of Directors of PricewaterhouseCoopers, LLP as the Fund's independent auditors for the fiscal year 2000:



FOR  [   ]      AGAINST  [   ]      ABSTAIN  [   ]

THE SOLICITING SHAREHOLDER IS NOT MAKING A RECOMMENDATION ON PROPOSAL TWO. IF NO DIRECTION IS MADE, THE SOLICITING SHAREHOLDER WILL VOTE "ABSTAIN" ON PROPOSAL




TWO.


3. To approve a change in the Fund's fundamental policies to permit the Fund to borrow an additional amount of money not to exceed in aggregate 10% (calculated at the lower of cost or current market value) of the Fund's total assets (not including the amount borrowed).

FOR  [   ]      AGAINST  [   ]      ABSTAIN  [   ]

THE SOLICITING SHAREHOLDER IS NOT MAKING A RECOMMENDATION ON PROPOSAL THREE. IF NO DIRECTION IS MADE, THE SOLICITING SHAREHOLDER WILL VOTE "ABSTAIN" ON PROPOSAL THREE.



IMPORTANT - - PLEASE SIGN AND DATE BELOW

SHARES WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINEE NAMED ABOVE IN ITEM 1 AND WILL ABSTAIN FROM VOTING ON PROPOSAL 2 AND PROPOSAL 3. ANY AND ALL OTHER
PROPOSALS WILL BE VOTED BY THE PROXYHOLDERS IN THE BEST INTERESTS OF STOCKHOLDERS AS DETERMINED BY THE SOLE JUDGEMENT OF THE PROXYHOLDERS AT THE TIME OF THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT DATED APRIL 17 2000, OF RALPH W. BRADSHAW AND THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE EXECUTED BY THE UNDERSIGNED RELATING TO THE SUBJECT MATTER HEREOF AND CONFIRMS ALL THAT THE PROXIES MAY LAWFULLY DO BY VIRTUE HEREOF.

(IMPORTANT     -     PLEASE FILL IN DATE)

This proxy card is provided by Ralph W. Bradshaw, a shareholder of the Fund.

Please sign exactly as your name appears hereon or on proxy cards previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer.

If a partnership, please sign in partnership name by authorized person.

SIGNATURE(S)_____________________________________________Dated:_______________

Please sign as registered and return promptly in the enclosed envelope. Executors, trustees and other signing in a representative capacity should include their names and the capacity in which they sign.